CESSATION AGREEMENT
     This Agreement made this February 4, 1997, by and between Troy H. Lowrie, a Colorado resident ("Lowrie"), Red River Concepts, Inc., a Delaware corporation ("Red River"), Western Country Clubs, Inc., a Colorado corporation ("WCCI"), and Jebco, L.L.C., an Oklahoma limited liability company ("Jebco").

                               RECITALS

     A. Lowrie and WCCI wish to provide for the cessation of Lowrie's service as a director of WCCI and for the settlement of obligations arising from their former relationships.

     B. The parties desire to amend (i) that Stock Purchase Agreement dated September 1996, as amended November 1996, between and among them and
(ii) those instruments provided for in the Stock Purchase Agreement.

     C. Jebco desires to purchase and Lowrie desires to sell certain shares of the common stock of WCCI held by Lowrie and to divest other shares.

     The parties agree as follows:

                         TERMS AND CONDITIONS

1.RESIGNATION. Lowrie hereby resigns as a director of WCCI effective as of the date of this Agreement, and further resigns from any and all offices that he may have in any subsidiary or affiliated entity.

2.INDEMNIFICATION.

     (a)WCCI shall indemnify and hold harmless Lowrie from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements, penalties and other expenses actually and reasonably incurred by the Lowrie in connection with any and all claims, demands, actions, suits, or proceedings, civil, criminal, administrative or investigative, in which the Lowrie may be involved, or threatened to be involved, as a party or otherwise, by reason of the fact that Lowrie is or was a director or officer of WCCI or is or was an employee or agent of WCCI, arising out of or incidental to the business of WCCI, provided: (i) Lowrie's conduct did not constitute willful misconduct or recklessness, (ii) the action is not based on breach of his duty of loyalty, (iii) Lowrie acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of WCCI and within the scope of Lowrie's authority and (iv) with respect to a criminal action or proceeding, Lowrie had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre, or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that Lowrie acted in a manner contrary to that specified above.

     (b)Lowrie shall notify WCCI within 45 days of the assertion of any purported third-party claim or discovery of any fact upon which Lowrie intends to base a claim for indemnification; provided, however, that the failure of Lowrie to so notify WCCI shall not relieve WCCI from any liability under this Agreement to Lowrie with respect to such claim unless such WCCI is prejudiced or damaged by the failure to receive timely notice. In the event of any purported third-party claim, WCCI, at its option, may assume (with legal counsel reasonably acceptable to Lowrie) the defense of any claim, demand, lawsuit or other proceeding brought against Lowrie, which claim, demand, lawsuit or other proceeding may give rise to the indemnity obligation of WCCI under this Section, and may assert any defense of WCCI or Lowrie; provided, however, that Lowrie shall have the right at his own expense to participate jointly with WCCI in the defense of any purported third-party claim, demand, lawsuit or other proceeding in connection with which Lowrie claims indemnification. Notwithstanding the right of Lowrie so to participate, WCCI shall have the sole right to settle or otherwise dispose of such purported third-party claim, demand, lawsuit or other proceeding on such terms as WCCI, in its sole discretion, shall deem appropriate with respect to any issue involved in such claim, demand, lawsuit or other proceeding as to which (i) WCCI shall have acknowledged the obligation to indemnify Lowrie or
     (ii) Lowrie shall have declined so to participate.

     (c)Notwithstanding anything herein to the contrary, WCCI shall have no obligation to indemnify Lowrie, and such obligation of WCCI to indemnify Lowrie shall expire and terminate, unless such WCCI shall have received written notice of such claim for indemnity prior to the close of business on the expiration of two years after the date of this Agreement.

     (d)The indemnification obligations of WCCI set forth in this Agreement shall be limited to indemnification for actual damages suffered and shall not include incidental, consequential, special or indirect damages, and any indemnification payments may be set off against amounts owed to WCCI by Lowrie.

     (e)In addition to the rights of indemnification provided above, WCCI shall indemnify and hold harmless Lowrie from liability on (i) amounts due Dunlaney National Bank, Marshall, Illinois, relating to the Indy Club; (ii) amounts due Colonial Bank, Denver, Colorado, relating to the Tucson Club; (iii) all guaranties of debt reflected on WCCI's September 30, 1996 balance sheet; and (iv) purchase money amounts due on the Tucson condominium provided that Lowrie duly convey proper title, free and clear of all other liens and encumbrances, on or before February 28, 1997. Lowrie shall indemnify and hold harmless WCCI from liability on the Indy condominium and WCCI releases any and all claim to title thereto. WCCI will use its best efforts to remove Lowrie as signatory on any of the above instruments and to restore any personal collateral pledge thereto.

3.SHARE DIVESTITURE. On May 15, 1997, Lowrie shall sell and transfer to Jebco 90,000 shares

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

of the common stock of WCCI (the "Shares") in exchange for a promissory note in the amount of $75,000 due in two semi-annual installments with interest at 8% per year. Lowrie shall immediately duly endorse the certificate or certificates evidencing the Shares to Jebco, and tender a copy of the duly endorsed certificate to Jebco. Lowrie shall further divest the remainder of his shares of the common stock of WCCI to persons or entities unaffiliated with WCCI on or before May 15, 1997.

4.LETTER AGREEMENT WITH ROBERT R. SPENCER. Simultaneously with the date of this Agreement, Lowrie shall enter into a binding and enforceable letter agreement with Robert Spencer in the form attached as Exhibit B. The letter agreement shall provide for the transfer by Lowrie of up to 13,000 shares of WCCI common stock and for Spencer's release of claims against Lowrie and WCCI.

5.AMENDMENT OF STOCK PURCHASE AGREEMENT AND PROMISSORY NOTE TERMS. Lowrie and Red River agree that the interest due date on the $800,000 promissory note given under the above-referenced Stock Purchase Agreement shall be changed to become payable on the earlier of June 1, 1997, or the effective date of a Form SB-2 registration statement filed by WCCI and covering shares of WCCI convertible preferred stock. Lowrie and Red River also agree to extend the Second Closing to April 15, 1997. These changes shall not alter any guaranties given in connection with the promissory note.

6.ENTIRE AGREEMENT. This Agreement, including the Exhibits and other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter.

7.AMENDMENTS AND WAIVER. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver, nor shall any waiver on the part of either party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise or the exercise of any other such right, power or privilege.

8.GOVERNING LAW. The parties agree that Oklahoma law shall govern the terms of this Agreement.

9.BINDING EFFECT; ASSIGNMENT; NO THIRD PARTY BENEFIT.

     (a)This Agreement and all its provisions shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the parties (by operation of law or otherwise) without the prior written consent of the other parties.

     (b)Nothing in this Agreement, express or implied, is intended to or shall confer upon any

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

     person other than the parties any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

10.COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     The parties so agree as of the date first above written.

WCCI:                              Western country Clubs, Inc.



                                   By:/s/ James E. Blacketer
                                      ------------------------------
                                             (Vice) President
Red River:                         Red River Concepts, Inc.



                                   By:/s/ James E. Blacketer
                                      ------------------------------
                                             (Vice) President
Jebco                              Jebco, L.L.C.



                                   /s/ James E. Blacketer
                                   ---------------------------------
                                             Manager
Lowrie:

                                   /s/ Troy H. Lowrie
                                   ---------------------------------
                                             Troy H. Lowrie







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